STOCK PURCHASE AGREEMENT

                                      among

                        FRANK REICH, EUGENE DAVID GELLER,
                                 and MARIE REICH

                                       and

                                 ROBERT STEWART

                            STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

SECTION 1 -  DEFINITIONS, INTERPRETATION & SCHEDULES..................1

   DEFINITIONS........................................................1

   INTERPRETATION.....................................................5

   SCHEDULES..........................................................6

section 2 -  THE PURCHASE AND SALE....................................7

   PURCHASE AND SALE OF PURCHASED SHARES..............................7

   PURCHASE PRICE AND PAYMENT.........................................7

SECTION 3 -  REPRESENTATIONS AND WARRANTIES OF THE VENDORs............7

   CORPORATE STATUS OF THE CORPORATION................................8

   AUTHORIZATION......................................................8

   NO OTHER AGREEMENTS TO PURCHASE....................................8

   OPTIONS............................................................9

   TITLE TO PURCHASED SHARES..........................................9

   NO SUBSIDIARIES....................................................9

   NO GUARANTEES.....................................................10

   PARTNERSHIPS AND JOINT VENTURES...................................10

   NO ASSETS OR LIABILITIES..........................................10

   NO VIOLATION......................................................10

   COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATION..................11

   CONSENTS AND APPROVALS............................................12

   CAPITALIZATION....................................................12

   SEC REPORTS.......................................................12

   FINANCIAL STATEMENTS..............................................13

   BOOKS AND RECORDS.................................................14

   ABSENCE OF CHANGES................................................14

   TAX MATTERS.......................................................15

   LEGAL PROCEEDINGS.................................................16

   NON-ARM'S LENGTH TRANSACTIONS.....................................17

   CORPORATE RECORDS.................................................17

   TRANSACTIONS WITH AFFILIATES AND EMPLOYEES........................17

   INTERNAL ACCOUNTING CONTROLS......................................18

   EMPLOYEE MATTERS..................................................18

   APPLICATION OF TAKEOVER PROTECTIONS...............................18

   ACCURACY OF WARRANTIES............................................18

   FULL DISCLOSURE...................................................19

NO REPRESENTATION BY COUNSEL; WAIVER OF CLAIMS.......................19

SECTION 4 -  SURVIVAL OF VENDORS' WARRANTIES AND COVENANTS...........19

SECTION 5 -  REPRESENTATIONS AND WARRANTIES OF THE Purchaser.........21

   VALID AND ENFORCEABLE OBLIGATION..................................21

   NO VIOLATION......................................................21

   INVESTEMENT INTENT................................................21

NO REPRESENTATION BY COUNSEL; WAIVER OF CLAIMS.......................22

SECTION 6 -  SURVIVAL OF PURCHASER'S WARRANTIES......................22

SECTION 7 COVENANTS..................................................23

   DELIVERY OF BOOKS AND RECORDS.....................................24

   DELIVERY OF VENDORS'  CLOSING DOCUMENTATION.......................24

   DELIVERY OF PURCHASER'S CLOSING DOCUMENTATION.....................24

   CORPORATION'S POST CLOSING ISSUANCE OF COMMON STOCK TOVENDORS.....24

SECTION 8 -  VENDORS' INDEMNITY..................................... 24

SECTION 9 -  PURCHASER'S INDEMNITY...................................25

SECTION 10 -  INDEMNIFICATION PROCEDURE..............................26

   NOTICE OF CLAIM...................................................26

   DIRECT CLAIMS.....................................................26

   THIRTY PARTY CLAIMS...............................................26

   SETTLEMENT OF THIRD PARTY CLAIMS..................................27

   CO-OPERATION......................................................27

SECTION 11 -  COSTS..................................................27

SECTION 12 - No brokers' fee.........................................27

SECTION 13 -  GENERAL................................................28

   CONSULTATION......................................................28

   DISCLOSURE........................................................28

   BEST EFFORTS......................................................28

   SEVERABILITY......................................................28

   ENFORCEMENT OF REMEDIES...........................................28

   NON-WAIVER........................................................28

   WRITTEN WAIVER....................................................28

   FURTHER ASSURANCES................................................29

   NOTICES...........................................................29

   ALTERATION OF THIS AGREEMENT......................................29

   GOVERNING LAW.....................................................30

   TIME..............................................................30

   ENTIRE AGREEMENT..................................................30

   ASSIGNMENT........................................................30

   ENUREMENT.........................................................30

   EXECUTION IN COUNTERPART..........................................31

   DELIVERY BY FACSIMILE.............................................31

This Agreement made this 20th day of August, 2004.

BETWEEN:

                        FRANK REICH, EUGENE DAVID GELLER,
                                 and MARIE REICH
               (each a "Vendor" and, collectively, the "Vendors")

                                                               OF THE FIRST PART

                                       and

                                 ROBERT STEWART
                                (the "Purchaser")

                                                              OF THE SECOND PART

WHEREAS:

A. The Vendors and the Purchaser (on behalf of himself and as nominee for one or more purchasers to be identified after Closing (collectively, the "Additional Purchasers") entered into a letter of intent dated July 20, 2004, and accepted by the Vendors on July 22, 2004, which contemplated the Vendors selling the Purchased Shares to the Purchaser (the "Letter of Intent").

B. The Vendors desire to sell to the Purchaser and the Purchaser desires to purchase from the Vendors, the Purchased Shares.

WITNESSETH that in consideration of the forgoing premises and the mutual promises and covenants herein contained and the payment of the sums herein now and to be exchanged by and between each of the parties hereto and for other valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree, each with the other, as follows:

SECTION 1-

                     DEFINITIONS, INTERPRETATION & SCHEDULES

                     Definitions

1.1 In this Agreement, except as otherwise expressly provided, or unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

1.1.1 "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser;

1.1.2 "Audited Financial Statements" means the audited financial statements of the Corporation as at and for the financial years ended, December 31, 2003 and 2002, including the notes thereto and the report of the Corporation's auditors thereon as filed in the Company's annual report on Form 10-KSB for the year ended December 31, 2003 as filed with the SEC on April 13, 2004;

1.1.3 "Blue Sky" a law, regulation or other manner of rule established by a U.S. state government setting the standards for the purchase and sell of securities, so to protect investors from fraudulent practices;

1.1.4            "Business  Day"  means a day other than a  Saturday,  Sunday or any  Federal  or state  holiday in the State of Nevada;

1.1.5            "Closing Date" or "Closing" means the date on which all closing deliveries have been exchanged;

1.1.6             "Commission" or "SEC" means the Securities and Exchange
                  Commission;

1.1.7             "Common Stock" means the common stock of the Corporation;

1.1.8 "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock;

1.1.9 "Corporation" means Applewood's Restaurants, Inc., a corporation organized under the laws of the State of Nevada;

1.1.10 "Deposit" means the sum of $20,000 paid by or on behalf of the Purchaser to Ballard Spahr Andrews & Ingersoll LLP as a deposit to be released to the Vendor on the Closing Date;

1.1.11            "Direct Claim" has the meaning set out in subsection  10.1 below;

1.1.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended;

1.1.13 "Encumbrances" means mortgages, liens, charges, security interests, encumbrances and third party claims of any nature;

1.1.14 "Financial Statements" means the Audited Financial Statements and the Interim Financial Statements;

1.1.15            "Frank" means Frank Reich;

1.1.16 "Frank Shares" means collectively twenty five million three hundred twenty thousand (25,320,000) shares of Common Stock, representing all of the shares of Common Stock owned, beneficially and of record, by Frank;

1.1.17            "Gene" means Eugene David Geller;

1.1.18 "Gene Shares" means ten million (10,000,000) shares of Common Stock, representing all of the shares of Common Stock owned, beneficially and of record, by Gene;

1.1.19 "Indemnified Party" has the meaning set out in subsection 10.1 below;

1.1.20            "Indemnifying Party" has the meaning set out in subsection
                  10.1 below;

1.1.21 "Interim Financial Statements" means the unaudited financial statements of the Corporation as at and for the three and six-month periods ended June 30, 2004 (including the notes thereto) as filed in the Company's quarterly report on Form 10-QSB for the quarter ended June 30, 2004 as filed with the SEC on August 16, 2004.

1.1.22 "Letter of Intent" has the meaning set forth in the paragraph A of the Preamble.

1.1.23            "Marie" means Marie Reich;

1.1.24 "Marie Shares" means one million seven hundred and fifty thousand (1,750,000) registered shares of Common Stock, representing all of the shares of Common Stock owned, beneficially and of record, by Marie;

1.1.25 "Material Adverse Effect" means (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any material Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Corporation, taken as a whole, or
                  (iii) adversely impair the ability of any Vendor or Purchaser or the Corporation to perform in any material respect on a timely basis their respective obligations under any Transaction Document;

1.1.26 "ordinary course" or "normal course" when used in relation to the conduct by the Corporation of its business, means any transaction which constitutes an ordinary day to-day business activity of such corporation, conducted in a commercially reasonable and businesslike manner, having no unusual or special features, and being such as a corporation or other entity of similar nature and size and engaged in a similar business might reasonably be expected to carry out from time to time;

1.1.27 "Personal Information" shall mean any information about an identifiable individual in the possession of the Vendors or Corporation or control or used in the course of the operation of the Vendors or the Corporation;

1.1.28 "Person" means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and other forms of entity or organization;

1.1.29            "Purchaser" means Robert Stewart;

1.1.30 "Purchase Price" has the meaning set out in subsection 2.2 below;

1.1.31            [Intentionally Omitted]

1.1.32 "Purchased Shares" means collectively the Frank Shares, Gene Shares and the Marie Shares;

1.1.33 "Rule 144," means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule;

1.1.34            "SEC Reports" shall have the meaning ascribed to such term in
                   Section 3.1.25.

1.1.35            "Securities Act" means the Securities Act of 1933, as amended;

1.1.36 "Third Party" has the meaning set out in subsection 10.3, below;

1.1.37            "Third Party Claim" has the meaning set out in subsection
                  10.1 below;

1.1.38 "Transaction Documents" means any other documents, certificates, instruments or agreements executed in connection with the transactions contemplated hereunder; and

1.1.39            "Vendors" means each of Frank, Gene and Marie.

                  Interpretation

1.2 In this Agreement and any amendments thereto, except as o therwise provided, or unless the context otherwise requires:

1.2.1 "this Agreement" means this Agreement as it may from time to time be supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

1.2.2 this Agreement is divided into numbered sections and the subdivisions of each such section are called, in descending order, "subsections", "paragraphs", "subparagraphs", "clauses", and "sub-clauses", and all references in this Agreement to particular subdivisions are to the designated subdivisions of this Agreement;

1.2.3 the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision;
1.2.4 the headings and subheadings inserted in this Agreement are designed for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

1.2.5 any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement;

1.2.6 any reference herein to "best of the knowledge" of the Vendors (or words of similar import) will be deemed to mean the actual knowledge of the Vendors and the knowledge the Vendors would have assuming the Vendors conducted a diligent inquiry into the relevant matter.

1.2.7 words like "including", "specifically" and "particularly" when following any general statement, term or matter, shall not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

1.2.8 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles ("GAAP") and whenever in this Agreement any reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to GAAP, applicable on the date when such calculation is made or required to be made;

1.2.9 all references to currency herein are deemed to mean the United States dollar unless otherwise indicated;

1.2.10 any reference to a statute shall include and shall be deemed to be a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding the statute so referred to or the regulations made pursuant thereto;

1.2.11 any reference to "approval", "authorization" or "consent" of a party means, respectively, the written approval, the written authorization and the written consent of such party;

1.2.12 words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa and words importing individuals shall include firms and corporations, and vice versa; and

1.2.13 any reference to a Person shall include and shall be deemed to be a reference to that Person's successor.

                  Schedules

1.3 The following schedules are attached hereto, incorporated herein by reference and shall be deemed to form a part hereof:

                  Schedule "1"              Purchased Shares and Purchase Price

                                    SECTION 2
                              THE PURCHASE AND SALE

                      Purchase and Sale of Purchased Shares

            2.1 Concurrently with the execution and delivery of this Agreement and subject to the terms and conditions herein set forth, the Vendors hereby sell and transfer the Purchased Shares to the Purchaser and the Purchaserhereby purchases the Purchased Shares from the Vendors, free of all Encumbrances and restrictions, for the Purchase Price.

                           Purchase Price and Payment

            2.2 The Purchase Price for all of the Purchased Shares is the sum of $410,000, and will be paid and satisfied as follows:

            2.2.1 on the Closing Date, the Purchaser will pay to the Vendors, by wire transfer or bank or certified check, as part payment of the balance of the Purchase Price, the aggregate sum of two hundred ten thousand ($210,000) U.S. dollars (the "Initial Payment") less the Deposit;

            2.2.2 the balance of the Purchase Price of two hundred thousand
                  ($200,000) U.S. dollars shall be payable by the Purchaser in three (3) payments in the amounts of $70,000, $70,000 and $60,000 on the 30th, 60th and 90th day after closing, respectively, allocated among the Vendors as set forth on
                  Schedule 1;

            2.2.3 at the Closing, (a) upon the delivery by the Purchaser of the documents required pursuant to Section 7.3 hereof and the Purchase Price, the Vendors shall deliver to the Purchaser (i) certificates representing the Purchased Shares along with stock powers executed in favor of the Purchaser and an opinion of counsel of the Corporation addressed to the Corporation's transfer agent regarding the transfer of the Purchased Shares from the Vendors to the Purchaser and for the issuance of new certificates registered in the name of the Purchaser, and (b) upon the delivery by the Vendors of the documents required pursuant to Section 7.2 hereof, the Purchaser shall deliver to the Vendors the Purchase Price.

                                  SECTION 3 -
                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS

            3.1 Each of the Vendors, jointly and severally, represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with the purchase by the Purchaser of the Purchased
                  Shares:

Corporate Status of the Corporation

            3.1.1 the Corporation is a duly and properly incorporated, organized validly subsisting under the laws of Nevada and is duly qualified as a corporation to do business in each jurisdiction in which the nature of the business of the Corporation or the property and assets owned or leased by it makes such qualification necessary;

            3.1.2 the Corporation has good and sufficient power, authority and right to own or lease its property;

            3.1.3 none of the constating documents of the Corporation have been amended since the date of its inception, except for amendments to the Corporation's certificate of incorporation on June 27, 1986 and May 27, 1987 and the amendment to the Corporation's By-laws as provided in Section 7.2.2 hereof;

            3.1.4 since 1990, the Issuer has not operated any business and its only activity since July 2002 has been to seek a merger candidate to acquire the Corporation;

Authorization

            3.1.5 this Agreement and the other Transaction Documents have each been duly executed and delivered by the Vendors and is a legal, valid and binding obligation of the Vendors, enforceable against the Vendors by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

            3.1.6 The execution and delivery of this Agreement and each of the
                  Transaction Documents to which it is a party by each Vendor and the consummation by it of the transactions contemplated thereby have been duly authorized by all action on the part each Vendor and no further action is required by any Vendor in connection therewith;

No Other Agreements to Purchase

            3.1.7 no Person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, or option for the purchase or acquisition from the Vendors of any of the Purchased Shares, nor is any of the Vendors subject to any restriction of any kind which would prevent or otherwise conflict with the closing of the transaction contemplated hereunder;

Options

            3.1.8 no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including Common Stock Equivalents, for the acquisition of the Purchased Shares or the purchase, subscription, allotment or issuance of any unissued shares of Common Stock or other securities of the Corporation;

Title to Purchased Shares

            3.1.9 all shares of Common Stock owned by the Vendors (including the
                  Purchased Shares) are set forth on Schedule 1 annexed hereto. Such shares are owned, beneficially and of record, by the Vendors with good and marketable title thereto free of all Encumbrances and restrictions and are registered in the books of the Corporation in the name of the Vendors and, without limitation thereto, none of the such shares of Common Stock (including the Purchased Shares) is subject to any voting trust, shareholder agreement, pooling agreement, voting agreement or other similar agreement except those contemplated herein;

            3.1.10 upon completion of the transactions contemplated by this
                  Agreement, all of the Purchased Shares will be owned by the Purchaser as the owner, beneficially and of record, with good and marketable title thereto free of all Encumbrances (except for such Encumbrances as may have been granted by the Purchaser);

No Subsidiaries

            3.1.11 the Corporation has no direct or indirect subsidiaries. The
                  Corporation does not own and does not have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other securities, equity or proprietary interests in any Person, and the Corporation does not have any agreements to acquire or lease any other business, property, assets or operations;

No Guarantees

            3.1.12 none of the Corporation or any Vendor is a party to any agreement of guarantee or like commitment;

Partnerships and Joint Ventures

            3.1.13 the Corporation is not a partner of or participant in any partnership, joint venture or similar arrangement with any other Person;

No Assets or Liabilities

            3.1.14 the Corporation has no material assets nor liabilities;

No Violation

            3.1.15 the execution and delivery of this Agreement by each of the
                  Vendors and the consummation of the transactions herein provided for will not result in:

            3.1.15.1. the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of any of the Vendors or the Corporation under:

            3.1.15.1.1. any contract to which any of the Vendors or the
                  Corporation is a party or by which it is or its properties are bound;

            3.1.15.1.2. any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Corporation;

            3.1.15.1.3. any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Corporation or the Vendors;

            3.1.15.1.4. any licence, permit, approval consent or authorization held by any of the Vendors or necessary to the operation of the business of the Corporation; or

            3.1.15.1.5. any applicable law, statute, ordinance, regulation or rule; nor

            63.1.15.2. the creation or imposition of any Encumbrance on any of the Purchased Shares;

            3.1.16 neither the Corporation nor any subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Corporation or any subsidiary under), nor has the Corporation or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect;

Compliance with Laws and Governmental Authorization

            3.1.17 the Corporation has complied with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the business of the Corporation or the Corporation;

            3.1.18 all securities issued by the Corporation, including, but not limited to the Purchased Shares, have been issued in compliance with applicable federal and state and provincial law as applicable;

            3.1.19 the Corporation has filed all reports and documents required to be filed with the regulatory authorities having jurisdiction other than the SEC and it is not in default of any of the requirements of the legislation or regulatory provisions governing the Corporation;

            3.1.20 the Common Stock, including the Purchased Shares, is eligible for quotation by market markers on the OTCBB with the trading symbol "AWRU.OB";

            3.1.21 the Corporation possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their business as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and the Corporation has not received any notice of proceedings relating to the revocation or modification of any Material Permit;

Consents and Approvals

            3.1.22 there is no requirement under any contract or agreement, written or oral, to which any of the Vendors is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement or the other Transaction Documents;

            3.1.23 the Corporation is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the transactions contemplated by this Agreement, other than (a) the filing of a Current Report on Form 8-K following the consummation of the transaction contemplated hereby;

Capitalization

            3.1.24 The authorized capital of the Corporation consists of
                  200,000,000 shares of Common Stock of which 57,310,000 shares are issued and outstanding, all of which have been validly issued, fully paid and non-assessable. The Corporation has not issued any Common Stock since December 13, 2001 and the Corporation does not have any Common Stock Equivalents issued and outstanding. No Person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as contemplated by this Agreement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, the Purchased Shares or any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Corporation or any Vendor is or may become bound to sell the Purchased Shares or issue any shares of Common Stock, or any Common Stock Equivalents. The sale of the Purchased Shares under this Agreement will not obligate the Corporation to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Corporation securities to adjust the exercise, conversion, exchange or reset price under such securities;

SEC Reports

            3.1.25 the Corporation has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for such period as the Corporation was required by law to file such material (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Corporation included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Corporation and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments;

Financial Statements

            3.1.26 the Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation as at the respective dates of and for the respective periods covered by the Financial Statements;

            3.1.27 the financial position and condition of the Corporation is now at least as good as that shown on or reflected in the Interim Financial Statements;

            3.1.28 on the date hereof, the Corporation does not have any debts or liabilities whatsoever (whether accrued, absolute or contingent or otherwise), including any liabilities for federal, provincial, sales, excise, income, corporate or any other taxes of the Corporation except for

            3.1.28.1. the debts and liabilities disclosed on, provided for or included in the balance sheet forming a part of the most recent of the Interim Financial Statements;

Books and Records

            3.1.29 the books and records of the Corporation fairly and correctly set out and disclose, in all material respects, in accordance with generally accepted accounting principles, consistently applied, the financial condition of the Corporation as of the date of this Agreement and all material financial transactions of the Corporation have been accurately recorded in such books and records;

Absence of Changes


            3.1.30 since the date of the Interim Financial Statements, the
                  Corporation has carried on the business of the Corporation and conducted its operations and affairs only in the ordinary course of business consistent with past practice and there has not been:

            3.1.30.1. any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Corporation;

            3.1.30.2. any material damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of the Corporation;

            3.1.30.3. any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Corporation, other than those incurred in the ordinary and normal course and consistent with past practice;

            3.1.30.4. any payment, discharge or satisfaction of any Encumbrance, liability or obligation of the Corporation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable and tax liabilities incurred in the ordinary course of business consistent with past practice;

            3.1.30.5. any issuance or sale by the Corporation, or any contract entered into by the Corporation, for the issuance or sale by the Corporation, of any shares in the capital of or securities convertible into or exercisable for shares in the capital of the Corporation;

            3.1.30.6. any license, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Encumbrance on or over any property or assets of the Corporation, other than sales of inventory to customers in the ordinary and normal course of the business of the Corporation;

            3.1.30.7. any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Corporation in amounts exceeding $2,500 in each instance or $2,500 in the aggregate;

            3.1.30.8. any capital expenditures or commitments;

            3.1.30.9. any change in the accounting or tax practices followed by the Corporation;

            3.1.30.10. any change adopted by the Corporation in its depreciation or amortization policies or rates;

            3.1.30.11. no dividends have been paid;

            3.1.30.12. no special bonuses or special remuneration have been paid to any officer, director or executive;

            3.1.30.13. there has not been any increase in the salary or other remuneration of any officer or executive or severance arrangement provided to any such officer or executive;

            3.1.30.14. any material change in or impairment of any of the properties, assets or undertakings of the Corporation;

            3.1.30.15. any material change or increase in the liabilities of the
                  Corporation;

            3.1.30.16. any material change in the business, operations, affairs or condition of the Corporation financial or otherwise; or

            3.1.30.17. any event, occurrence or transaction, which has had or which could have a material or adverse effect upon the assets, the business, operations, affairs or condition of the Corporation financial or otherwise;

Tax Matters

            3.1.31 the Corporation has duly and timely filed all returns, elections and designations required to be filed by it with any taxation authority or if not filed on a timely basis, all fees, penalties, interest and other amounts payable as a result thereof have been paid and no such returns, elections or designations contain any misstatement or omit any statements that should have been included and each return, election and designation, including accompanying schedules and statements is true, correct and complete;

            3.1.32 the Corporation has paid in full all amounts (including but not limited to sales, use and consumption taxes and taxes measured on income and all instalments of taxes) owing to all federal, provincial, territorial and municipal taxation authorities due and payable by it up to the date hereof;

            3.1.33 adequate provision has been made by the Corporation for taxes payable for the current period for which tax returns are not yet required to be filed;

            3.1.34 there are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return by the Corporation; or with respect to the payment of any tax or any governmental charge, penalty, interest or fine by the Corporation; or with respect to the issuance of any tax assessment or reassessment;

            3.1.35 there are no actions, suits, proceedings, investigations or claims now threatened by any governmental authority or pending against any of the Corporation as initiated by any governmental authority in respect of any amounts, including but not limited to taxes, governmental charges or assessments;

            3.1.36 there are no matters under discussion with any governmental authority relating to any amounts, including but not limited to taxes, governmental charges or assessments asserted or to be asserted by such authority;

            3.1.37 each of the Vendors and the Corporation is not aware of any circumstances that might result in any threatened, proposed or actual assessment or reassessment against the Corporation;

            3.1.38 the Corporation has withheld and remitted all amounts required to be withheld by it and has paid such amounts including any penalties or interest due to the appropriate authority on a timely basis and in the form required under the appropriate legislation;

            Legal Proceedings

            3.1.39 there are, and since January 1, 1998, there have been, no actions, suits, proceedings or outstanding claims or demands instituted before any federal, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board or pending or threatened against or affecting:

            3.1.39.1. any of the Vendors or their respective right to dispose of the Purchased Shares owned by each of them, or

            3.1.39.2. the Corporation, any of its officers, directors or principal stockholders, nor is there any basis for any such action, suit, proceeding or claim;

            3.1.40 there are no orders, decrees, injunctions or judgments of any court or of any federal, provincial, territorial or municipal department, agency, commission, board, bureau or instrumentality, domestic or foreign, instituted, pending, threatened or obtained against or affecting any of the Purchased Shares or the Corporation or its property or the business of the Corporation; nor is there any basis for any such order, decree, injunction or judgment;

            3.1.41 there is no legal impediment to the continued operation, in the ordinary course, of the property and the business of the Corporation;

            3.1.42 the Corporation has not violated nor is it violating any federal, provincial, territorial or municipal statute, regulation, ordinance, rule or order applicable to the business of the Corporation or to any of its properties or to its ownership thereof;

            3.1.43 the Corporation has complied with all applicable federal, provincial, territorial and municipal statutes, regulations, ordinances, rules and orders;

            3.1.44 there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Corporation, threatened against or affecting any of the Purchased Shares, the Corporation, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which
                  (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchased Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Corporation nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Corporation, there is not pending or contemplated, any investigation by the Commission involving the Corporation or any current or former director or officer of the Corporation. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Corporation or any Subsidiary under the Exchange Act or the Securities Act;

Non-arm's Length Transactions

            3.1.45 the Corporation has not since December 31, 2003 made any payment or loan to, or borrowed any moneys from or is otherwise indebted to, any officer, director, employee, shareholder or any other person not dealing a arm's length with the Corporation, except as disclosed in the Audited Financial Statements;

            3.1.46 the Corporation is not a party to any contract with any officer, director, employee, shareholder or any other person not dealing at arm's length with the Corporation; no officer, director or shareholder of the Corporation and no entity that is an Affiliate or Associate of one or more of such individuals has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation, except for any liabilities reflected in the Audited Financial Statements and claims in the ordinary and normal course of business, such as for accrued vacation pay and accrued benefits under the employee benefit plans.

Corporate Records

            3.1.47 the corporate records and minute books of the Corporation contain complete and accurate minutes, (duly signed by the chairman and/or secretary of the appropriate meeting) of all meetings of the directors and shareholders of the Corporation since its date of incorporation;

            3.1.48 the share certificate records, the securities register, the register of disclosures, the register of directors and officers and copies of notices contemplated required under the Act for the Corporation contained in the corporate minute book and are complete and accurate in all respects;

Transactions With Affiliates and Employees

            3.1.49 except as set forth in the SEC Reports, none of the officers or directors of the Corporation and, to the knowledge of the Corporation, none of the employees of the Corporation is presently a party to any transaction with the Corporation (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Corporation, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner;

Internal Accounting Controls

            3.1.50 the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Corporation has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Corporation and designed such disclosures controls and procedures to ensure that material information relating to the Corporation, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Corporation's annual report on Form 10-KSB or its quarterly report on Form10-QSB, as the case may be, is being prepared. The Corporation's certifying officers have evaluated the effectiveness of the Corporation's controls and procedures as of the end of the relevant reporting period (such date, the "Evaluation Date"). The Corporation presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Corporation's internal controls (as such term is defined in Item 307 of Regulation S-B under the Exchange Act) or, to the Corporation's knowledge, in other factors that could significantly affect the Corporation's internal controls;

Employee Matters

            3.1.51 the Corporation has no employees;

Application of Takeover Protections

            3.1.52 the Corporation and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Corporation's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Corporation fulfilling their obligations or exercising their rights under the Transaction Documents;

Accuracy of Warranties

            3.1.53 neither this Agreement nor any document, schedule, list, certificate, declaration under oath or written statement now or hereafter furnished by any of the Vendors to the Purchaser in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement or representation of a material fact on the part of the Vendors or omits or will omit on behalf of any of the Vendors to state a material fact necessary to make any such statement or representation therein or herein contained not misleading;

Full Disclosure

            3.1.54 each of the Vendors has no information or knowledge of any fact not communicated to the Purchaser and relating to the Corporation or to the business of the Corporation or to the Purchased Shares which, if known to the Purchaser, might reasonably be expected to deter one or more of the Purchaser from entering into this Agreement or from completing the transactions contemplated by this Agreement;

No Representation by Counsel and Waiver of Claims

            3.1.55 Each of the Vendors acknowledges and agrees that he or she has had an opportunity to be represented by counsel but has chosen, of its own accord, not to be represented by counsel in the negotiation, drafting, execution and delivery of this Agreement and the Transaction Documents and each of the Vendors hereby waives any claim that he or she does, can or may have by the fact that the Vendors did not have legal representation in this transaction.

SECTION 4                                                            -
                  SURVIVAL OF VENDORS' WARRANTIES AND COVENANTS

            4.1 Each and every representation and warranty of the Vendors contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall:

            4.1.1 remain in full force and effect notwithstanding any
                  investigations conducted by or on behalf of the Purchaser; and

            4.1.2 survive the completion of the transactions contemplated by this Agreement until the third anniversary of the date of this Agreement and shall continue in full force and effect for the benefit of the Purchaser during that period, except that:

            4.1.2.1. the representations and warranties set out in paragraphs
                  3.1.9 and 3.1.10 (Title to Purchased Shares), 3.1.17 to 3.1.21 (Compliance with Laws) and 3.1.25 (SEC Reports) above shall survive and continue in full force and effect without limitation of time;

            4.1.2.2. the representations and warranties set out in paragraphs
                  3.1.31 to 3.1.38 (Tax Matters) shall survive the closing of the transactions contemplated hereby and continue in full force and effect until, but not beyond, the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties under applicable tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such tax legislation to the Corporation including any period resulting from any waiver or other document extending a shorter period; and

            4.1.2.3. a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the date of this Agreement, subject only to applicable limitation periods imposed by law.

            4.2 To the extent they have not been fully performed at or prior to the date of this Agreement, each and every covenant of the Vendors contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Purchaser.

            SECTION 5 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            5.1 The Purchaser represents and warrants to the Vendors as follows and acknowledges and confirms that the Vendors are relying on such representations and warranties in connection with its sale of the Purchased Shares.

Valid and Enforceable Obligation

            5.1.1 this Agreement has been duly executed and delivered by the
                  Purchaser and is the legal, valid and binding obligation of the Purchaser, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

No Violation

            5.1.2 the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions herein provided for will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser under:

            5.1.2.1. any contract to which the Purchaser is a party or by which it is bound;

            5.1.2.2. any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser; or

            5.1.2.3. any applicable law, statute, ordinance, regulation or rule;

Investment Intent

            5.1.2.4. the Purchased Shares are being acquired for the Purchaser's own account (except with respect to certain Purchased Shares which are being purchased by the Purchaser as nominee for undisclosed principals), and not with a view towards the resale or distribution of all or any part of the Purchased Shares. The Purchaser has no intention of selling, transferring or distributing as a dividend or otherwise any part of the Purchased Shares and has not entered into any agreement or understanding with any party to do so.

            5.1.2.5. the Purchaser (and each of its undisclosed principals) is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

            5.1.2.6. The Purchaser (and each of its undisclosed principals) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. The Purchaser (and each of its undisclosed principals) is able to bear the economic risk of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.

No Representation by Counsel and Waiver of Claims

            5.1.2.7. The Purchaser acknowledges and agrees that he or she has not been represented by counsel in the negotiation, drafting, execution and delivery of this Agreement and the Transaction Documents and the Purchaser hereby waives any claim that he or she does, can or may have by the fact that the Purchaser' did not have legal representation in this transaction.

SECTION 6-
                       SURVIVAL OF PURCHASER'S WARRANTIES

            6.1 Each representation and warranty of the Purchaser contained in this Agreement or in any document, instrument, certificate or undertaking given pursuant hereto shall survive the completion of the transactions contemplated by this Agreement until the third anniversary of the date of this Agreement.

            6.2 To the extent they have not been fully performed at or prior to date of this Agreement, each and every covenant of the Purchaser contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendors.

SECTION 7
                                    COVENANTS

Delivery of Books and Records

            7.1 Concurrently with the execution and delivery of this Agreement, there shall be delivered to the Purchaser, by the Vendors, all of the books and records of and relating to the Corporation and the business of the Corporation. The Purchaser agrees that he will preserve the books and records so delivered to it for a period of six years from the date of this Agreement, or for such longer period as is required by any applicable law, and will permit the Vendors or their authorized representatives reasonable access thereto in connection with the affairs of the Vendors relating to its matters, but the Purchaser shall not be responsible or liable to any of the Vendors for or as a result of any accidental loss or destruction of or damage to any such books or records.

Delivery of Vendors' Closing Documentation

            7.2   On or before the Closing:

            7.2.1 the Vendors shall deliver or cause to be delivered to the
                  Purchaser stock certificates representing the Purchased Shares along with stock powers executed in favor of the Purchaser and an opinion of counsel of the Corporation addressed to the Corporation's transfer agent regarding the transfer of the Purchased Shares from the Vendors to the Purchaser and for the issuance of new certificates registered in the name of the Purchaser. the Vendors shall deliver to the Purchaser the written resignation of Frank and Marie as officers of the Corporation to take effect immediately on the Closing Date;

            7.2.2 the Vendors shall deliver to the Purchaser a unanimous written consent of the Board of Directors of the Corporation

            7.2.2.1. approving the transaction contemplated by this Agreement for purposes of complying with the Nevada Revised Statute
                  78.438 (Combinations with Interested Stockholders); and

            7.2.2.2. amending the by-laws of the Corporation to provide an opt out of Nevada Revised Statutes 78.378 to 78.3793, inclusive (Nevada Share Control Statute).

            7.2.3 the Vendors shall execute and deliver to and in favor of the
                  Purchaser and the Corporation and shall cause such directors and officers of the Corporation as the Purchaser may specify to execute and deliver to and in favor of the Purchaser and the Corporation, releases in a form satisfactory to the Purchaser and the completion of the transactions contemplated by this Agreement shall be conclusive evidence of such approval;

            7.2.4 the Vendors shall deliver or cause to be delivered to the
                  Purchaser two originally executed copies of such other documents relevant to the closing of the transactions contemplated hereby as the Purchaser, acting reasonably, may request;

Delivery of Purchaser's Closing Documentation

            7.3   On or before the Closing:

            7.3.1 the Purchaser shall deliver or cause to be delivered to the
                  Vendors two originally executed copies of such Transaction Documents relevant to the Closing and the amount of the Purchase Price to each of the Vendors in the amounts set forth opposite each such Vendor's name on Schedule 1 annexed hereto;

Corporation's Post-Closing Issuance of Common Stock to Vendors

            7.4 On and after the Closing Date, the Purchaser shall cause to be issued to Frank and Gene, an aggregate of five hundred thousand (500,000) shares of Common Stock (225,000 registered in the name of Gene and 275,0000 registered in the name of Frank), which issuance shall be subsequent to a 15-for-1 reverse split by the Corporation (the "Post Split Shares"). The Post Split Shares shall be issued in connection with and in consideration for a consulting agreement to be entered into between the Corporation and each of Frank and Gene after the Closing Date. The Vendors and the Purchaser acknowledge that the Corporation intends to register shares of its Common Stock in a resale registration statement on Form SB-2 and that the Purchaser shall cause 68,750 of the Post Split Shares to be issued to Frank to be included in such registration statement.

SECTION 8 -
                               VENDORS' INDEMNITY

            8.1 The Vendors shall be liable, jointly and severally, to the Purchaser for all losses, costs, damages and expenses whatsoever which any of the Purchaser may sustain, pay or incur as a result of any inaccuracy in or breach by any of the Vendors of such Vendor's representations, warranties, covenants or agreements contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

            8.2 The Vendors shall, jointly and severally, indemnify and save harmless the Purchaser of and from all manner of actions, causes of action, proceedings, claims, demands, losses, costs, damages and expenses whatsoever which may be brought or made against the Purchaser or which the Purchaser may sustain, pay or incur as a result of any inaccuracy in or breach by any of the Vendors of any of the Vendors' representations, warranties, covenants or agreements contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

            8.3 Notwithstanding the foregoing provisions of this Section 8 the Vendors shall not be liable to the Purchaser and shall not be required to indemnify and save harmless the Purchaser in respect of any breach of or inaccuracy in any representation or warranty unless the Purchaser shall have provided notice to the Vendors in accordance with subsection 10.1 below on or prior to the expiration of the applicable time period related to such representation and warranty set out in subparagraphs y4.1.2.1 to and including y4.1.2.3 above, except where such failure does not materially prejudice the Vendors with respect to the amount of such indemnification.

            8.4 The Purchaser does not assume and shall not be liable for any taxes whatsoever which may be or become payable by any of the Vendors including, any taxes resulting from or arising as a consequence of the sale by the Vendors of the Purchased Shares herein contemplated and the Vendors shall indemnify and save the Purchaser harmless in respect thereof.

SECTION 9-
                              PURCHASER' INDEMNITY

            9.1 The Purchaser shall be liable to the Vendors for all losses, costs, damages and expenses whatsoever which any of the Vendors may sustain, pay or incur as a result of any inaccuracy in or breach by the Purchaser of any of the Purchaser's representations, warranties, covenants or agreements contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

            9.2 The Purchaser shall indemnify and save harmless the Vendors and from all manner of actions, causes of action, proceedings, claims, demands, losses, costs, damages and expenses whatsoever which may be brought or made against the Vendors or which the Vendors may sustain, pay or incur as a result of any inaccuracy in or breach by the Purchaser of any of the Purchaser's representations, warranties, covenants or agreements contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

            9.3 Notwithstanding the foregoing provisions of this section 9, the Purchaser shall not be liable to the Vendor and shall not be required to indemnify and save harmless the Vendor in respect of any breach of or inaccuracy in any representation or warranty unless the Vendor shall have provided notice to the Purchaser in accordance with subsection 10.1 below on or prior to the expiration of the applicable time period related to such representation and warranty set out in paragraph 6.1 above, except where such failure does not materially prejudice Purchaser with respect to the amount of such indemnification.

SECTION 10-
                            INDEMNIFICATION PROCEDURE

                                 Notice of Claim

            10.1 In the event that a party (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.

Direct Claims

            10.2 With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 30 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

Thirty Party Claims

            10.3 With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf. provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any Person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

Settlement of Third Party Claims

            10.4 If the Indemnifying Party fails to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

Co-operation

            10.5 The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

SECTION 11 -
                                      COSTS

            11.1 The parties hereto acknowledge and agree that each of the Vendors and the Purchaser are responsible for their own costs related to this Agreement the Transaction Documents.

SECTION 12-
                                 NO BROKERS' FEE

            12.1 Each of the Vendors represents and warrants to the Purchaser that all negotiations relative to this Agreement have been carried on by it directly with the Purchaser without the intervention of any Person, and the Vendors shall indemnify, jointly and severally, the Purchaser against and in respect of any claim made by any alleged agent of the Vendors for brokerage or other commissions relative to this Agreement or to the transactions hereby contemplated.

                  The Purchaser represents and warrants to the Vendors that all negotiations relative to this Agreement have been carried on by it directly with the Vendors without the intervention of any Person, and the Purchaser shall indemnify, severally but not jointly, the Vendors against and in respect of any claim made by any alleged agent of the Purchaser for brokerage or other commissions relative to this Agreement or to the transactions hereby contemplated.

SECTION 13-
                                     GENERAL

                                  Consultation

            13.1 The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory authority or stock exchange having jurisdiction, neither the Vendors nor the Purchaser shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

Disclosure

            13.2 Prior to any public announcement of the transaction contemplated hereby pursuant to this section 13.3, no party shall disclose this Agreement or any aspect of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with such transaction and counsel to such institution, or as may be required by any applicable law or any regulatory authority or stock exchange having jurisdiction.

Best Efforts

            13.3 The parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any party to use its best efforts to obtain any waiver, consent, approval, permit, license or other document shall not require such party to make any payment to any Person for the purpose of procuring the same, other than payments for amounts due and payable to such Person, payments for incidental expenses incurred by such Person and payments required by any applicable law or regulation.

Severability

            13.4 Any term, condition or provision of this Agreement which is deemed to be, void, prohibited or unenforceable shall be severable here from, be ineffective to the extent of such avoidance, prohibition or unenforceability without in any way invalidating the remaining terms, conditions and provisions hereof.

Enforcement of Remedies

            13.5 If at any time any party shall be in default of any of its covenants or agreements contained in or arising out of this Agreement, any remedy which may be available to any other party by virtue of any provision contained in this Agreement and as a consequence of such default shall be in addition to and not by way of substitution for any statutory or common law remedy which may also be available and all such remedies may be enforced either successively or concurrently.

Non-Waiver

            13.6 Neither the granting of any time or other indulgence to any party hereto nor the failure of any party to insist upon the strict performance of any covenant, term, or condition of this Agreement or to enforce its rights hereunder shall be construed as a waiver of its rights or remedies hereunder and the same shall continue in full force and effect.

Written Waiver

            13.7 Except as otherwise provided herein, only a written waiver by a party hereto of any breach (whether actual or anticipated) of any of the terms, conditions, representations and warranties contained herein, shall be effective or binding on that party. Any waiver so given shall extend only to the particular breach so waived, and shall not limit or affect any rights for any other or future breach

Further Assurances

            13.8 Each party hereto will promptly and duly execute and deliver to each remaining party such further documents and assurances and take such further action as such remaining party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

Notices

            13.9 Any notice or acceptance required or permitted to be given under the terms of this Agreement shall be sufficiently given to the party to whom it is addressed if delivered the party (or if such party is a corporation, to an officer of that corporation), or, if forwarded by registered mail, return receipt requested, or, if sent by facsimile transmission as follows:

to the Vendors at:

                  6455 Industrial Park Road
                  Suite K
                  Las Vegas, Nevada  89118
                  Attention: Frank Reich
                  Fax No. (714) 283-5720

and to the Purchaser at:

                  #101, 11650 - 79 Avenue
                  Edmonton, Alberta  T6G 0P7
                  Fax No. (780) 423-8522

or to such other address or facsimile number as a party may furnish in writing to the remaining parties from time to time. Any notice personally delivered before 4:30 p.m. local time at the place of delivery on a Business Day at the place of delivery shall be deemed to have been received and given on the day of delivery and any notice personally delivered after 4:30 p.m. local time at the place of delivery on a Business Day or at any time during a day that is not a Business Day shall be deemed to have been received and given on the next following Business Day. Any notice mailed as aforesaid shall be deemed to have been received and given 6 clear days after the day it is mailed, unless there is a postal strike or other disruption affecting mail delivery, in which event the notice shall be deemed to have been received and given when it is actually received. Any notice transmitted by facsimile before 4:30 p.m. local time on a Business Day at the place to which it is sent shall be deemed to have been received and given on the day of transmission and any notice transmitted by facsimile after 4:30 local time at the place to which it is sent on a Business Day or at any time during a day that is not a Business Day shall be deemed to have been received and given on the next following Business Day.

Alteration of this Agreement

            13.10 No change or modification to this Agreement shall be valid unless it shall be in writing and signed by all parties hereto.

Governing Law

            13.11 This Agreement shall be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the State of Nevada. Each party hereto accepts and hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Nevada and all courts of appeal therefrom for any actions, suits and proceedings occurring out of or relating to this Agreement and the transactions contemplated thereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the Parties hereto hereby irrevocably and unconditionally waive any objection to the venue of any actions, suits, or proceedings arising out of this Agreement or the transactions contemplated thereby being in the courts of the State of Nevada and further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Time

            13.12 Time shall be of the essence of this Agreement.

Entire Agreement

            13.13 This Agreement supersedes all other agreements between the parties hereto relating to the purchase and sale of the Purchased Shares (including but not limited to the Letter of Intent). This Agreement constitutes the entire agreement between the parties and there are no statements, representations, warranties, undertakings or agreements, written or oral, express or implied, between the parties hereto except as herein set forth.

Assignment

            13.14 Any Purchaser may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Vendors,; provided however, that in the event of any such assignment, such Purchaser shall continue to be liable in respect of all of its covenants and obligations hereunder and the remaining parties hereto may require, as a condition of their consent, that the assignee covenant in writing directly with them to observe, perform and comply with the assignor's covenants and obligations hereunder.

Enurement

            13.15 This Agreement and everything herein contained shall enure to the benefit of and be binding upon the parties together with their successors and permitted assigns.

Execution in Counterpart

            13.16 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties to this Agreement so long as at least one counterpart is executed by each such party. For the purposes of this Agreement any person who has acknowledged in writing that he has signed a counterpart of this Agreement shall be conclusively deemed to have executed same.

Delivery by Facsimile

            13.17 This Agreement and any other agreement, document or instrument required or permitted hereby shall be deemed to be validly executed and delivered by a party when a copy thereof has been executed by that party and transmitted by facsimile to each of the remaining parties. A party delivering this Agreement or any such other agreement, document or instrument by facsimile as aforesaid covenants to promptly deliver to each of the remaining parties an originally executed copy of thereof by ordinary mail or by courier.

                        [Signatures appear on next page]

      IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

VENDORS:

      /s/ FRANK REICH
      -------------------------
      FRANK REICH


      /s/ EUGENE DAVID GELLER
      -------------------------
      EUGENE DAVID GELLER

      /s/ MARIE REICH
      -------------------------
      MARIE REICH

      PURCHASER:

      /s/ ROBERT STEWART
      -------------------------
      ROBERT STEWART

                SCHEDULE 1 - PURCHASED SHARES AND PURCHASE PRICE

------------------------------------------------------------- -------------------------------------------------------- -------------

Name and Address of Vendor    Number of Purchased Shares Owned      Purchase Price for Purchased Shares
                                 and Being Sold by Vendor
                                                                                                       Total Purchase Price Payments
-------------------------------------------------------- ---------------------------------------------------------------------------
                                                             At Closing                  Post-Closing
-------------------------------------------------------- -------------------- ------------------------------------------------------
Frank Reich                           25,320,000              $100,000            $35,000     on 9/20/04

460 Paseo Bandera                                                                 $35,000     on 10/20/04

Anaheim Hills, CA 92807                                                           $30,000     on 11/19/04           $200,000
                                                                              -----------

                                                                                  $100,000

-------------------------------------------------------- -------------------- ------------------------------------------------------
Marie Reich                           1,750,000                $15,000              $0.00     on 9/20/04

460 Paseo Bandera                                                                  $5,000     on 10/20/04

Anaheim Hills, CA 92807                                                             $0.00     on 11/19/04            $20,000
                                                                              -----------

                                                                                    $5,000
-------------------------------------------------------- -------------------- ------------------------------------------------------
Eugene Geller                         10,000,000               $95,000            $35,000     on 9/20/04

2037 Troon Dr                                                                     $30,000     on 10/20/04
Henderson, NV
                                                                                  $30,000     on 11/19/04           $190,000
                                                                              -----------

                                                                                   $95,000
-------------------------------------------------------- -------------------- ------------------------------------------------------
               Total                  37,070,000              $210,000                     $200,000                 $410,000
-------------------------------------------------------- -------------------- ------------------------------------------------------